UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2009
NRG ENERGY, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-15891 (Commission File Number)	41-1724239 (IRS Employer Identification No.)
211 Carnegie Center, Princeton, New Jersey 08540
(Address of principal executive offices, including zip code)
(609) 524-4500
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreements.
     On July 14, 2009, NRG Energy, Inc. (“NRG”), the subsidiaries of NRG named in the Twenty-Second Supplemental Indenture (as hereinafter defined) (the “Existing Guarantors”), Langford Wind Power, LLC, NRG Texas C&I Supply LLC, NRG Texas Holding Inc., Reliant Energy Services Texas, LLC and Reliant Energy Texas Retail, LLC (collectively, the “Guaranteeing Subsidiaries”) and Law Debenture Trust Company of New York, as trustee (the “Trustee”), entered into the twenty-third supplemental indenture (the “Twenty-Third Supplemental Indenture”), supplementing the indenture, dated February 2, 2006 (the “Base Indenture”), between NRG and the Trustee, as supplemented by the twenty-second supplemental indenture, dated June 5, 2009, among NRG, the Existing Guarantors and the Trustee (the “Twenty-Second Supplemental Indenture”), pursuant to which NRG issued $700,000,000 aggregate principal amount of 8.50% senior notes due 2019 (the “Senior Notes”). Pursuant to the Twenty-Third Supplemental Indenture, the Guaranteeing Subsidiaries became guarantors of NRG’s obligations under the Senior Notes.
     A copy of the Twenty-Third Supplemental Indenture is attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated by reference herein. The description of the material terms of the Twenty-Third Supplemental Indenture is qualified in its entirety by reference to such exhibit.
Item 9.01 Financial Statements and Exhibits
(d)	Exhibits

Exhibit Number	Description

4.1	Twenty-Third Supplemental Indenture, dated July 14, 2009, among NRG Energy, Inc., the guarantors named therein and Law Debenture Trust Company of New York.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NRG ENERGY, INC.
/s/ Michael Bramnick
Date: July 15, 2009	Name:	Michael Bramnick
	Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

4.1	Twenty-Third Supplemental Indenture, dated July 14, 2009, among NRG Energy, Inc., the guarantors named therein and Law Debenture Trust Company of New York.